UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 18, 2007

MULTICELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 George Washington Highway
Lincoln, Rhode Island 02865
(Address of principal executive offices, including zip code)

(401) 333-0610
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

On July 18, 2007, the Multicell Technologies, Inc. (the “Company”) entered into a Mutual Termination Agreement with Fusion Capital Fund II, LLC (the “Termination Agreement”), terminating an Amended and Restated Common Stock Purchase Agreement with Fusion Capital Fund II, LLC dated as of October 5, 2006 (the “Stock Purchase Agreement”). The Termination Agreement releases both parties from liabilities and claims arising out of or relating to the transactions described in the Stock Purchase Agreement. The termination of the Stock Purchase Agreement allows the Company to release approximately 5 million unissued shares of common stock previously committed to fulfilling the obligations of the Stock Purchase Agreement. The Company does not expect to incur any material early termination penalties associated with the termination of the Stock Purchase Agreement.

Item 9.01    Exhibits

Exhibit No.	Description

4.1	Mutual Termination Agreement between the Company and Fusion Capital Fund II, LLC, dated as of July 18, 2007.

99.1	Press Release dated July 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ Gerald Newmin
Gerald Newmin
Chief Financial Officer

Date: July 19, 2007